UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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MFIC CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MFIC CORPORATION
30 Ossipee Road
Newton, Massachusetts 02464-9101

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

The 2006 Annual Meeting of Stockholders of MFIC Corporation, a Delaware corporation (the “Company”), will be held on Tuesday, June 20, 2006 at 10:00 a.m., local time, at the offices of the Company located at 30 Ossipee Road, Newton, Massachusetts, for the following purposes:

1.                To elect a Board of Directors to serve for the ensuing year and until their respective successors have been duly elected and qualified.

The nominees the Board of Directors proposes to present for election are:

Irwin J. Gruverman	Leo Pierre Roy
James N. Little	George Uveges
Eric G. Walters

2.                To adopt the Company’s 2006 Stock Plan.

3.                To ratify the appointment of the firm of Brown & Brown, LLP as independent auditors for the Company for the fiscal year ending December 31, 2006.

4.                To transact such other business as may properly come before the meeting and any adjournments thereof.

Only stockholders of record on the transfer books of the Company at the close of business on April 24, 2006 are entitled to notice of, and to vote at, the meeting.

Please sign, date and return the enclosed proxy in the enclosed envelope at your earliest convenience. If you return your proxy, you may nevertheless attend the meeting and vote your shares in person.

All stockholders are cordially invited to attend the meeting.

By Order of the Board of Directors
/s/ Irwin J. Gruverman
Irwin J. Gruverman
Chairman of the Board of Directors,
Chief Executive Officer, Treasurer and Secretary
Newton, Massachusetts
April 28, 2006

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE AND MAIL THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED WITHIN THE UNITED STATES.

PROXY STATEMENT

MEETING OF STOCKHOLDERS
OF MFIC CORPORATION
TO BE HELD ON
June 20, 2006

Proxies in the form enclosed with this proxy statement are being solicited by the Board of Directors of MFIC Corporation, a Delaware corporation (the “Company”), for use at the Annual Meeting of Stockholders to be held on Tuesday, June 20, 2006, at 10:00 a.m., local time, at the offices of the Company located at 30 Ossipee Road, Newton, Massachusetts 02464 and at any adjournments thereof (the “Meeting”).

Only stockholders of record as of the close of business on April 24, 2006 will be entitled to notice of and to vote at the Meeting. As of that date, 9,967,345 shares of common stock, par value $.01 per share (the “Common Stock”), of the Company were issued and outstanding and entitled to vote at the Meeting. The shares of Common Stock are the only outstanding voting securities of the Company. Stockholders are entitled to cast one vote for each share held of record.

An Annual Report to Stockholders, containing financial statements for the fiscal year ended December 31, 2005, is being mailed together with this proxy statement to all stockholders entitled to vote. This proxy statement and the form of proxy enclosed with this proxy statement were first mailed to stockholders on or about April 28, 2006.

All properly executed proxies returned in time to be counted at the Meeting will be voted as stated below under “Voting Procedures.” Any stockholder giving a proxy has the right to withhold authority to vote for any individual nominee to the Board of Directors by writing that nominee’s name in the space provided on the proxy.

Stockholders should return properly executed proxies to the address on the proxy cards. Execution of a proxy will not in any way affect a stockholder’s right to attend the Meeting and vote in person. A stockholder may revoke a proxy at any time before it is voted at the Meeting by notifying the Secretary of the Company in writing at the address set forth above, by submitting a properly executed proxy bearing a later date, or by revoking the proxy at the Meeting. Attendance at the Meeting will not by itself constitute the revocation of a proxy.

In addition to the election of directors, the stockholders will consider a vote to adopt the Company’s 2006 Stock Plan (as recommended by the Company’s Compensation Committee) and to ratify the Board of Director’s selection of the Company’s auditors (as recommended by the Company’s Audit Committee), each as further described in this proxy statement. Where a choice has been specified on the proxy with respect to these matters, the shares represented by the proxy will be voted in accordance with the specification and will be voted FOR these matters if no specification is indicated.

The Board of Directors of the Company knows of no other matters to be presented at the Meeting. If any other matter should be presented at the Meeting upon which a vote properly may be taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys in the proxies.

PROPOSAL 1

ELECTION OF DIRECTORS

Each director of the Company is elected annually and holds office for the ensuing year and until his successor has been elected and qualified. The Company’s By-laws state that the number of directors constituting the entire Board of Directors shall be determined by resolution of the Board of Directors. The Board of Directors has set the number of directors at five effective as of June 20, 2006.

Shares represented by all proxies received by the Board of Directors and not marked as withholding authority to vote for any individual director or for all directors will be voted FOR the election of all the nominees, unless one or more nominees is unable or unwilling to serve. The Board of Directors knows of no reason why any such nominee would be unable or unwilling to serve as a director, but if such should be the case, proxies may be voted for the election of some other person as the Board of Directors may recommend in his place, or for fixing the number of directors at a lesser number. The affirmative vote of a majority of the shares present, in person or by proxy, and entitled to vote on the election of directors is required to elect each member of the Board of Directors. See “Voting Procedures.”

THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF MR. GRUVERMAN, MR. LITTLE, MR. ROY, MR. UVEGES AND MR. WALTERS AS DIRECTORS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

Directors and Executive Officers

Each director of the Company is elected annually and holds office for the ensuing year and until his successor has been elected and qualified. Mr. Cortina, a current director of the Company, is retiring from the Board of Directors effective as of June 20, 2006 and is not standing for reelection. The names of the Company’s other current directors and named executive officers, and certain information about them are set forth below:

Name	Age	Title
Irwin J. Gruverman	72	Chief Executive Officer, Chairman of the Board, Treasurer and Secretary
Robert P. Bruno	68	President, Chief Operating Officer, and Vice-President Sales/ Marketing
Jack M. Swig	57	Vice President—Corporate Development and General Counsel
Dennis P. Riordan	59	Controller
James N. Little	65	Director
Leo Pierre Roy	48	Director
George Uveges	58	Director
Eric G. Walters	53	Director

IRWIN J. GRUVERMAN has served as the Chief Executive Officer, Chairman of the Board of Directors and Secretary of the Company since its inception in 1983. He also currently serves as the Company’s Treasurer. From the Company’s inception in 1983 to June 1993, and from November 21, 2000 until May 17, 2001, Mr. Gruverman served as its President. Mr. Gruverman is a director of InVitro International, a publicly held provider of toxicity test kits and of MicroChem Corporation, a privately held manufacturer of chemicals for electronic manufacturing applications. Mr. Gruverman has also been a director of North American Scientific, Inc., a publicly held developer of radiation therapy products, but has announced his resignation effective as of May 3, 2006.

ROBERT P. BRUNO joined the Company on April 8, 1996 as Vice-President of Sales/Marketing. Mr. Bruno was appointed as Chief Operating Officer on November 30, 2000. Mr. Bruno was appointed as President on May 17, 2001 with such appointment becoming effective on May 21, 2001.

JACK M. SWIG joined the Company as a full time employee in January 1996 and was appointed in January 1999 as the Vice President—Corporate Development and General Counsel. He has served as the Company’s General Counsel and Investor Relations Manager since 1993. Mr. Swig has 25 years venture capital, corporate finance and merchant/investment banking experience.

DENNIS P. RIORDAN joined the Company on February 12, 1996 as the Controller. Mr. Riordan previously served as Controller—Residential Group for Winthrop Management from May 1989 to May 1994. From June 1986 to May 1989, he served in various positions as an assistant controller at Krupp Management, a real estate concern. Prior to that, Mr. Riordan spent twelve years in public accounting, primarily as an audit manager.

JAMES N. LITTLE has served as a director of the Company since December 1995. Since December 2005, Dr. Little has served as Senior Vice President of Cetek Corporation, a position he also held from August 1998 until December 2001. From December 2001 until December 2005, he served as the President of Cetek, which is a biotechnology drug discovery company. From 1981 to August 1998, Dr. Little served as a Senior Vice President of Sales, Marketing and Business Development for Zymark Corporation (which was later acquired by Caliper Life Sciences), a manufacturer of scientific instrumentation. Mr. Little serves on the Company’s Compensation, Audit and Nominating and Corporate Governance Committees.

LEO PIERRE ROY has served as a director of the Company since June 2000. Mr. Roy has more than 20 years of experience as a senior manager and consultant. Mr. Roy currently serves as director of environmental services at Vanasse Hangen & Brustlin, Inc. (VHB), a recognized leader in providing transportation, land development, and environmental services. Prior to joining VHB in September 2003, Mr. Roy was the Vice President and Chief Operating Officer of The Bioengineering Group, Inc., a firm engaged in consulting in the areas of erosion control, water quality, ecological restoration and bioremediation from September 2000 to September 2003. Between 1998 and 2000 he served as the President of Houqua & Company, Inc., a consulting firm specializing in strategic planning and development services. From 1997 to 1998, Mr. Roy served as President and Chief Operating Officer of Energy Answers Corporation, a designer, developer and owner of resource recovery, power, recycling and solid waste management companies. From 1992 to 1996, Mr. Roy served first as Director of Waste Policy and Planning and later as Undersecretary of the Executive Office of Environmental Affairs for the Commonwealth of Massachusetts. From 1990 to 1991, Mr. Roy was the Regional Manager of Special Projects for Waste Management, Inc. From 1985 to 1989, he was the Vice President and Chief Operating Officer of Orne Enterprises, Inc., a venture capital, environmental technology holding company. Mr. Roy is the Chairman of the Company’s Compensation Committee and serves on the Company’s Audit and Nominating and Corporate Governance Committees.

GEORGE UVEGES has served as a director of the Company since November 2005. Mr. Uveges is the founder and principal in the Tallwood Group, an angel investing firm that provides financial and management advisory services in addition to investment capital. From 2001 to 2004, Mr. Uveges served as the President and Chief Executive Officer of TranXenoGen, Inc., a development-stage, publicly-held biotech company focused on developing new methods for manufacturing therapeutic proteins and a portfolio of products, including generics, a cancer treatment and antibodies. He was also a director of that company from 2001 to 2005. Mr. Uveges is the Chairman of the Company’s Nominating and Corporate Governance Committee, is a member of the Company’s Audit and Compensation Committees and is a

“financial expert” on the Audit Committee.  Mr. Uveges is a member of the Board of Directors of Harvard Bioscience, Inc., a publicly held developer, manufacturer and marketer of products used in life science research.

ERIC G. WALTERS has served as a director of the Company since November 2005. Mr. Walters is Vice President and Chief Financial Officer of CardioTech International, Inc., a publicly traded company. Prior to joining CardioTech, Mr. Walters served as Vice President and Chief Financial Officer at Konarka Technologies, Inc., a developer of light-activated plastic (photovoltaic) material. Prior to joining Konarka, Mr. Walters served in various capacities at PolyMedica Corporation during a 13-year period, including Executive Vice President and Chief Financial Officer. Mr. Walters, a CPA, is a Member, American Institute of Certified Public Accountants, a Fellow of the Massachusetts Society of Certified Public Accountants, and a Member in Financial Executives International. Mr. Walters is the Chairman of the Audit Committee of the Board of Directors and is a “financial expert” on the Audit Committee.

Board of Directors, Committees and Meetings

The business and affairs of the Company are managed on a day-to-day basis by the Company’s management and executive officers, under the supervision and review of the Board of Directors. The Board of Directors of the Company held four meetings and acted by unanimous written consent one time during the fiscal year ended December 31, 2005.

Ratification by a majority of the full Board of Directors is required with respect to decisions taken by the committees. During the fiscal year ended December 31, 2005, each of the directors attended more than 75% of (i) the total number of meetings of the Board of Directors, and (ii) the total number of meetings held by all committees on which each director served.

Written communications from the Company’s stockholders can be sent to the Board of Directors at the Company’s principal business address and marked to the attention of the specific Director with which the stockholder wishes to communicate, or if not to any specified director, then to the Chairman of the Board of Directors. All stockholder communications are forwarded to the specific Director to whom it is addressed. If addressed to the Board of Directors as a whole, the Chairman of the Board of Directors reviews each communication and determines, in his judgment, whether to forward it to the Board of Directors as a whole. This process has been adopted by a majority of the Company’s independent directors.

The Company expects, absent extraordinary circumstances, that each member of the Board of Directors will attend the Company’s Annual Meeting of Stockholders. Last year, all members of the Board of Directors personally attended the 2005 Annual Meeting of Stockholders.

The Nominating and Corporate Governance Committee.   The Board of Directors of the Company has a standing nominating and corporate governance committee comprised of Messrs. Cortina, Little, Roy and Uveges, each of whom is independent in accordance with the standards of the Securities and Exchange Commission. Mr. Cortina is retiring effective June 20, 2006. In accordance with Item 7 of Rule 14a-101, although the Company is not presently listed on any national securities exchange, each of the Directors on the Nominating and Corporate Governance Committee is independent in accordance with the standards of the American Stock Exchange. The Nominating and Corporate Governance Committee has a charter that is attached to this proxy statement as Appendix A and which is available on the Company’s website at http://www.mficcorp.com/nnomcorpgov.html. The Nominating and Corporate Governance Committee reviews and reports to the Board on an occasional basis regarding the size and composition of the Board and recommends to the Board nominees for election to the Board. The Nominating and Corporate Governance Committee met three times in and acted by unanimous written consent 0 times in 2005.

The Nominating and Corporate Governance Committee accepts and considers nominations by directors, executive officers, employees, advisors and consultants and security holders. The Company may hire an outside consultant to help in the search for a new director. Stockholders should submit nominations in writing to the Company’s Board of Directors, which should be mailed to the Company’s principal mailing address, addressed to the attention of the Corporate Secretary. When the Nominating and Corporate Governance Committee becomes aware of a vacant seat on the Board of Directors, whether because of retirement or resignation of a director or otherwise, the Nominating and Corporate Governance Committee, or a subcommittee thereof, reviews all nominations received, and recommends whether nominees should be submitted to the full Board of Directors. Neither the Nominating and Corporate Governance Committee nor the Board of Directors has established any specific minimum criteria or qualifications that a nominee must possess. The Nominating and Corporate Governance Committee and the Board of Directors review all nominees on the basis of the nominee’s qualifications, including the nominee’s independence, education and business experience. In addition, the Nominating and Corporate Governance Committee considers other factors, such as whether a nominee will have sufficient time to devote to being an active member of the Board of Directors.

Mr.  Gruverman, the Company’s Chief Executive Officer, Chairman of the Board of Directors and the holder, with his spouse, of approximately 19% of the Company’s outstanding securities, has previously recommended candidates for open director positions.

The Compensation Committee.   The Compensation Committee, which currently consists of Messrs. Cortina, Little, Roy and Uveges, determines who receives stock options under the Company’s stock plans (except for the 1989 Non-Employee Director Plan, under which grants are automatically made) and also reviews and approves employee remuneration. Mr. Cortina is retiring effective June 20, 2006. Each of the members of the Compensation Committee is independent in accordance with the standards of the Securities Exchange Commission.  In accordance with Item 7 of Rule 14a-101, although the Company is not presently listed on any national securities exchange, each of the Directors on the Compensation Committee is independent in accordance with the standards of the American Stock Exchange. The Compensation Committee acted by unanimous written consent on four occasions during the fiscal year ended December 31, 2005.

The Compensation Committee has a charter that is attached to this proxy statement as Appendix B and which is available on the Company’s website at http://www.mficcorp.com/ncomp.html.

The Audit Committee.   The Audit Committee, which currently consists of Messrs. Walters, Little,  Roy and Uveges, each of whom is an independent director under the standards of the Securities Exchange Commission, oversees the accounting, financial reporting and tax functions of the Company, including matters relating to the internal control over financial reporting and the appointment and activities of the Company’s independent accountants. In accordance with Item 7 of Rule 14a-101, although the Company is not presently listed on any national securities exchange, each of the members of the Audit Committee is independent in accordance with Section 121(A) of the listing standards of the American Stock Exchange. Mr. Walters, the Chairperson of the Audit Committee, and Mr. Uveges are each an Audit Committee “financial expert,” as defined in Item 401(h)(i) of Regulation S-K. The Audit Committee met 3 times last year and acted by unanimous written consent on 1 occasion during the fiscal year ended December 31, 2005.

The Audit Committee has a charter, which is reviewed at least annually by the Audit Committee and the entire Board of Directors. The Audit Committee charter was last revised on January 16, 2003 and was filed with the Company’s proxy statement in 2005. The Audit Committee charter is available on the Company’s website at http://www.mficcorp.com/naudit.html.

Certain Relationships and Related Transactions

During the fiscal year ended December 31, 2005, the Company made a final principal and interest payment totaling $6,304 to Messrs. Jennings and Lewis, former principal holders of the Company’s common stock, in connection with subordinated debt owed them.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended December 31, 2005:

•       no executive officer of the Company served as a member of the compensation committee of another entity, one of whose executive officers served on the Compensation Committee of the Company;

•       no executive officer of the Company served as a director of another entity, one of whose executive officers served on the Compensation Committee of the Company; and

•       no executive officer of the Company served as a member of the compensation committee of another entity, one of whose executive officers served as a director of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely on a review of Forms 3, 4 and 5 and amendments thereto furnished to the Company by its reporting persons, each of Robert P. Bruno, Vincent B. Cortina, Irwin J. Gruverman, James N. Little, Dennis P. Riordan, Leo Pierre Roy,  Jack M. Swig and Edward T. Paslawski, a former director, filed a late Form 4 relating to grants on January 2, 2005 of options exempt from Rule 16b-3 and each of Robert P. Bruno, Dennis P. Riordan and Jack M. Swig filed a late Form 4 relating to grants of options on December 6, 2005. Due to technical difficulties in obtaining certain filing codes, Mr. Uveges filed his Form 3 late. The Company has reviewed its procedures for making appropriate filings with each of its reporting persons.

Code of Ethics

The Company has adopted a Code of Ethics that applies to all of the Company’s employees, officers and directors. Any person may receive a copy, without charge, of the Company’s Code of Ethics by sending a request for the Code of Ethics to MFIC Corp., 30 Ossipee Road, Newton, MA 02464-9101, ATTN:  Investor Relations. The Code of Ethics is available on the Company’s website: http://www.mficcorp.com/nethics.html.

EXECUTIVE COMPENSATION

The table below includes compensation information for each of the Company’s named executive officers.

				Long-Term Compensation
				Securities
		Annual		Underlying
		Compensation		Stock	All Other
Name and Principal Position	Year	Salary	Bonus	Options (#)	Compensation
Irwin J. Gruverman	2005	$125,000	$0	85,000	$0
Chief Executive Officer, Chairman of the Board	2004	$97,000	$6,912	50,000	$0
of Directors, Treasurer and Secretary	2003	$95,000	$0	50,000	$0
Robert P. Bruno	2005	$163,000	$0	60,000	$0
President, Chief Operating Officer, and Vice	2004	$153,000	$6,912	50,000	$0
President Sales/Marketing	2003	$150,000	$0	50,000	$0
Jack M. Swig	2005	$115,000	$0	20,000	$0
Vice President, Corporate Development and	2004	$107,000	$4,608	15,000	$0
General Counsel	2003	$105,000	$0	30,000	$0
Dennis P. Riordan	2005	$108,000	$0	18,000	$0
Controller	2004	$100,000	$4,608	15,000	$0
	2003	$98,000	$0	15,000	$0

OPTION/SAR GRANTS IN LAST FISCAL YEAR

	Individual Grants
	Number of	Percent of Total
	Securities	Options/SARs		Grant Date Value
	Underlying	granted to			Grant Date
	Options/SARs	Employees in	Exercise of	Expiration	Present Value
Name	Granted (#)	Fiscal Year	Base Price ($/Sh)	Date	$
Irwin J. Gruverman	85,000	24.6%	$2.54	1/2/10 to 12/6/10	$197,400
Robert P. Bruno	60,000	17.4%	$2.72	1/2/15 to 12/6/15	$146,400
Dennis P. Riordan	18,000	5.2%	$2.65	1/2/15 to 12/6/15	$43,000
Jack M. Swig	20,000	5.8%	$2.52	1/2/15 to 12/6/15	$45,600

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR END OPTIONS/SAR VALUES

Name	Shares Acquired on Exercise	Value Realized ($)	Number of Securities Underlying Unexercised Options/SARs at Fiscal Year-End (#) Exercisable/Unexercisable	Value of Unexercised in-the-Money Options/SARs at Fiscal Year-End ($) Exercisable/Unexercisable
Irwin J. Gruverman	150,374	$95,924	93,626/166,000	$32,291/32,500
Robert P. Bruno	25,000	$18,085	346,100/111,400	$149,890/16,625
Dennis P. Riordan	0	$0	157,000/0	$98,962/0
Jack M. Swig	47,500	$19,225	129,500/0	$69,312/0

Compensation Committee Report on Executive Compensation

The Compensation Committee reviews and determines on both an annual and an as-needed basis the compensation of the Company’s executive officers (including the named executive officers). The Compensation Committee determines all elements of an executive officer’s compensation, including salary, bonus, options, benefits and all other aspects of the total compensation package. Executive officers are those officers designated by the Board of Directors to have the broadest responsibility and policy-making authority in the Company. The Company currently has four executive officers, including Irwin J. Gruverman, the Company’s Chief Executive Officer, Robert P. Bruno, the Company’s President, Dennis Riordan, the Company’s Controller, and Jack M. Swig, the Company’s General Counsel and Vice-President—Corporate Development.

The Company’s executive officer compensation program is designed to attract, motivate and retain talented management through a combination of base salary, bonuses, equity compensation such as options, and employee benefits. The Compensation Committee determines the level of compensation for each executive officer after reviewing the officer’s responsibilities and past performance, the expectations for such officer’s performance in the upcoming year and relevant data points for comparable companies.

Compensation Committee:

Leo Pierre Roy  (Chairman)
James N. Little
Vincent B. Cortina
George Uveges

Employment Agreements

The Company does not have employment agreements or agreements providing for payments upon resignation, retirement, other termination or following a change of control with any of its named executive officers. If Proposal No. 2, related to the adoption of the 2006 Stock Plan, is approved, upon a change of control, the vesting of certain awards made to named executive officers under the 2006 Stock Plan may accelerate.

COMPENSATION OF DIRECTORS

The Company strives to provide adequate and competitive compensation to its Directors to encourage qualified directors to remain with the Company. The Company provides an annual cash stipend of $16,000, paid in four equal quarterly installments, to the Company’s non-employee directors, and also provides option grants to them. The chairpersons of the Compensation Committee and the Nominating and Corporate Governance Committees each receive an additional cash stipend of $3,000 per year and the chairperson of the Audit Committee receives an additional cash stipend of $5,000 per year.  Employee directors are not given compensation in addition to their employment compensation.

Non-employee directors are granted an option to purchase 25,000 shares upon joining the Board of Directors and 7,500 shares on the first business day after January 1 of each calendar year if the non-employee director remains a director through that date. The option grants are exercisable on the following terms:  25% exercisable six months and one day after the date of grant and the remaining 75% exercisable in three (3) equal annual installments on each of the first three anniversaries of the date of grant. All options are granted automatically pursuant to the terms of the Company’s 1989 Stock Plan, as amended, and expire five (5) years from the date of grant.

If Proposal No. 2 to adopt the Company’s 2006 Stock Plan is approved by the Company’s stockholders, future option grants to non-employee directors will be made pursuant to the 2006 Stock Plan. The 2006 Stock Plan provides that non-employee directors are granted an option to purchase 25,000 shares upon joining the Board of Directors and 7,500 shares on the first business day after January 1 of each calendar year if the non-employee director remains a director through that date. Any option grants made to non-employee Directors pursuant to the 2006 Stock Plan will generally be exercisable on the following terms:  25% exercisable six months and one day after the date of grant and the remaining 75% exercisable in three (3) equal annual installments on each of the first three (3) anniversaries of the date of grant. All options will be granted automatically pursuant to the terms of the 2006 Stock Plan and will expire five (5) years from the date of grant.

Non-employee directors do not currently participate in the Company’s employee benefit plans. The Company does pay the premiums for the Company’s director and officer liability insurance, which covers each of the Company’s directors and officers.

The Company’s Board of Directors occasionally reviews the compensation received by the non-employee directors to determine if it is adequate and competitive, as compared to similar companies of comparable size.

STOCK PERFORMANCE GRAPH

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG MFIC CORPORATION, THE AMEX MARKET VALUE (U.S.) INDEX
AND A PEER GROUP

*$100 invested on 12/31/00 in stock or index-
including reinvestment of dividends.
Fiscal year endinding December 31.

	Cumulative Total Return
	12/00	12/01	12/02	12/03	12/04	12/05
MFIC CORPORATION	100.00	74.18	48.00	327.27	567.27	196.36
AMEX MARKET VALUE (U.S.)	100.00	88.73	75.76	108.19	128.37	142.31
PEER GROUP	100.00	78.93	42.30	90.53	66.26	34.92

The Company’s competitors are either larger integrated companies or privately held companies. The Company has chosen a peer group consisting of companies with a market capitalization from $7 million to $27 million in the information technology sector of the American Stock Exchange. The peer group consists of the following issuers:

•	Bell Industries, Inc.	•	Blonder Tongue Laboratories, Inc.
•	Cash Technologies, Inc.	•	Cognitronics Corporation
•	CVD Equipment Corporation	•	Eagle Broadband, Inc.
•	Elecsys Corporation	•	GSE Systems, Inc.
•	iLinc Communications, Inc.	•	Intelligent Systems Corporation
•	Path 1 Network Technologies Inc.	•	Pinnacle Data Systems, Inc.
•	Simulations Plus, Inc.	•	Trio-Tech International
•	US Dataworks, Inc.	•	Vicon Industries, Inc.
•	Winland Electronics, Inc.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial Ownership of Directors and Executive Officers and Principal Holders of Voting Securities

The Company’s Common Stock is the only class of securities entitled to vote at the Meeting. As of April 24, 2006, the record date, 9,967,345 shares of Common Stock were issued and outstanding and entitled to vote at the Meeting. Each share of Common Stock is entitled to one vote. The following table sets forth information regarding ownership of the Company’s Common Stock as of April 24, 2006 for (i) each named executive officer and director of the Company, (ii) holders of more than 5% of the Company’s Common Stock, and (iii) all named executive officers and directors as a whole. For named executive officers and directors, this table also includes the position held by each such person.

	Positions and Offices with the Company, if any(1)	Amount and Nature of Beneficial Ownership(2)		Percent of Class(3)
Irwin J. Gruverman	Chief Executive Officer, Chairman of the Board of Directors, Secretary, and Treasurer	1,928,055	(4)	19.3%
Robert P. Bruno	President, Chief Operating Officer, and Vice President Sales/Marketing	424,650	(5)	4.3%
Dennis P. Riordan	Controller	169,392	(6)	1.7%
Jack M. Swig	Vice President—Corporate Development and General Counsel	178,040	(7)	1.8%
Vincent B. Cortina	Director	39,375	(8)	*
Leo Pierre Roy	Director	36,486	(9)	*
James N. Little	Director	39,375	(10)	*
George Uveges	Director	6,250	(11)	*
Eric G. Walters	Director	6,250	(12)	*
Pfizer, Inc.		600,000	(13)	6.0%
235 E. 42nd Street
New York, NY 10017
All current directors and named executive officers as a group (9 persons)		2,827,873	(14)	28.4%

*                    Less than 1%

(1)          All addresses are c/o MFIC Corporation, 30 Ossipee Road, Newton, MA 02464, unless otherwise indicated.

(2)          Unless otherwise indicated, each person possesses sole voting and investment power with respect to the shares.

(3)          Shares of Common Stock that a person has the right to acquire within 60 days of April 24, 2006, according to Registrar & Transfer Company, the Company’s transfer agent, pursuant to the exercise of options are deemed to be outstanding for the purpose of computing the percentage ownership of such person or entity, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person or entity shown in the table. The inclusion herein of any shares of Common Stock deemed beneficially owned does not constitute an admission of beneficial ownership of those shares. Percentage ownership is based on 9,967,345 shares of Common Stock issued and outstanding on April 24, 2006.

(4)          Consists of (i) 419,300 shares of Common Stock, (ii) 164,876 shares of Common Stock subject to currently exercisable options, (iii) 243,879 shares of Common Stock owned jointly by Mr. Gruverman and his spouse, (iv) 100,000 shares of Common Stock owned by his spouse, and (v) 1,000,000 shares of restricted Common Stock. Mr. Gruverman disclaims beneficial ownership of the 100,000 shares of Common Stock owned by his spouse.

(5)          Consists of 61,325 shares of Common Stock and 363,325 shares of Common Stock subject to currently exercisable options.

(6)          Consists of 12,392 shares of Common Stock owned jointly by Mr. Riordan and his spouse and 157,000 shares of Common Stock subject to currently exercisable options.

(7)          Consists of 48,540 shares of Common Stock and 129,500 shares of Common Stock subject to currently exercisable options.

(8)          Consists of 15,000 shares of Common Stock owned jointly by Mr. Cortina and his spouse and 24,375 shares of Common Stock subject to currently exercisable options.

(9)          Consists of 12,111 shares of Common Stock and 24,375 shares of Common Stock subject to currently exercisable options.

(10)   Consists of 22,500 shares of Common Stock and 16,875 shares of Common Stock subject to currently exercisable options.

(11)   Consists of 0 shares of Common Stock and 6,250 shares of Common Stock subject to currently exercisable options.

(12)   Consists of 0 shares of Common Stock and 6,250 shares of Common Stock subject to currently exercisable options.

(13)   Information with respect to beneficial ownership is based upon information furnished by Pfizer, Inc. and G.D. Searle LLC in a Schedule 13-D/A filed with the Securities and Exchange Commission on February 2, 2005. G.D. Searle LLC has sole voting and dispositive power over the shares.

(14)   Includes 892,826 shares of Common Stock subject to currently exercisable options. See footnotes 4 through 12 above.

PROPOSAL 2

ADOPTION OF THE COMPANY’S 2006 STOCK PLAN

The Company’s Compensation Committee and Board of Directors has approved, and the Board of Directors is proposing for stockholder approval, the Company’s 2006 Stock Plan, attached as Appendix C. The 2006 Stock Plan provides for grants to eligible participants, including employees, officers and employee directors, and to non-employee directors. The purposes of the 2006 Stock Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentives to employees and consultants and to promote the success of the Company’s business.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ADOPTION OF THE 2006 STOCK PLAN, AND PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR OF SUCH ADOPTION UNLESS A STOCKHOLDER HAS OTHERWISE INDICATED ON THE PROXY CARD.

The Company currently maintains both the 1988 Stock Plan, under which it grants awards to eligible participants, including employees, officers and employee directors, and the 1989 Non-Employee Director Plan, under which it grants awards to non-employee directors. The 1988 Stock Plan was originally adopted by the stockholders in 1989 and was last amended in 2002. The 1989 Non-Employee Director Plan was originally adopted by the stockholders in 1989 and was last amended in 1996. Since the 1988 Stock Plan and the 1989 Non-Employee Director Plan were originally adopted, certain laws, regulations and common practices regarding the granting of options and other awards have changed. The Company believes that an update of its stock option plan, and including both the non-employee director provisions and the provisions for other participants into one plan, will benefit the Company and the participants in the Plan.

If the stockholders approve the 2006 Stock Plan, the Company will no longer grant any new options under either the 1988 Stock Plan or the 1989 Non-Employee Director Plan. Existing options under the 1988 Stock Plan and the 1989 Non-Employee Director Plan can still be exercised until they expire in accordance with their terms.  An aggregate of 4,000,000 shares have been approved for issuance under the 1988 Stock Plan and the 1989 Non-Employee Director Plan, of which 1,562,702 have been issued pursuant to awards exercised under the Plan. There are currently options to purchase 1,695,900 shares of Common Stock outstanding under the Company’s existing stock plans. These options have a weighted average exercise price of $1.39 and a weighted average term to expiration of 7 years. 741,398 shares remain available for issuance under the Company’s existing stock plans.

If the 2006 Stock Plan is approved, approximately 741,398 shares of Common Stock will initially be available for issuance pursuant to Awards made under the 2006 Stock Plan.  As awards granted under the 1988 Stock Plan or the 1989 Non-Employee Director Plan expire or terminate, that number of shares underlying the expired or terminated awards will become available for issuance pursuant to the 2006 Stock Plan. If all of the currently outstanding awards under the 1988 Stock Plan and the 1989 Non-Employee Director Plan expire or terminate without being exercised, an additional 1,695,900 shares of Common Stock would become available for issuance under the 2006 Stock Plan. The aggregate number of shares issued and available for issuance under the 1988 Stock Plan, the 1989 Non-Employee Director Plan and the 2006 Stock Plan will not exceed 4,000,000.

The 2006 Stock Plan provides for grants of options (“Options”) to purchase Common Stock that may be intended to qualify as incentive stock options (“Incentive Stock Options”) under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) or options that will not qualify as Incentive Stock Options (“Nonstatutory Stock Options”). In addition, the 2006 Stock Plan also provides for the grant of stock appreciation rights (“Stock Appreciation Rights”) and restricted stock (“Restricted Stock” and together with the Options and the Stock Appreciation Rights, collectively the “Awards” and each individually, an “Award”).

Stockholder approval of the 2006 Stock Plan is required for Options to be granted under the 2006 Stock Plan to qualify as Incentive Stock Options under Section 422 of the Code. Stockholder approval must be obtained no later than twelve months after adoption of the 2006 Stock Plan by the Company’s Board of Directors. Stockholder approval is also required for Options granted under the 2006 Stock Plan to satisfy the requirements of “qualified performance-based compensation” pursuant to Section 162(m) of the Code.

If the 2006 Stock Plan is approved, Messrs. Little, Roy, Uveges and Walters, each of whom is an independent director of the Company, will each be eligible to receive an automatic grant of Nonstatutory Options to purchase 7,500 shares of the Company’s Common Stock, as further described below, on the first business day after January 1 of each calendar year, with the first of such shares to be granted in 2007.

If the 2006 Stock Plan is approved, each employee director and named executive officer of the Company will be eligible to receive grants of options at such times and in such amounts as determined by the Compensation Committee. In 2005, the named executive officers received grants of Options under the 1988 Stock Plan as described under the heading “Option/SAR Grants During Last Fiscal Year.”

The following is a summary of the principal features of the 2006 Stock Plan. This summary is qualified in its entirety by reference to the 2006 Stock Plan, which is attached as Appendix C.

Initially, up to 741,398 shares of the Company’s Common Stock will be available for issuance pursuant to the 2006 Stock Plan and additional shares may become available for issuance if currently outstanding options under the 1988 Stock Plan and the 1989 Non-Employee Director Plan expire or terminate. In addition, the number of shares may be adjusted for a stock split, reorganization or recapitalization or other similar events. Shares that have been issued pursuant to the Plan will not be available for reissuance unless repurchased by the Company pursuant to a restricted stock or similar agreement. Shares underlying awards that terminate or expire prior to issuance of the shares underlying the Award will be available for additional Awards. The 2006 Stock Plan will terminate ten (10) years from the date of approval of the Board of Directors, although each Award that is outstanding immediately prior to the termination of the 2006 Stock Plan will still be eligible for exercise pursuant to the terms of such Award.

In general, the Compensation Committee will administer the 2006 Stock Plan. To the extent required to satisfy applicable law or regulations, the 2006 Stock Plan will be administered by committees or persons designated by the Compensation Committee or required by the applicable law or regulation. Automatic grants to independent directors will be administered by non-independent directors.

Employees, directors and consultants (each, a “Service Provider”) of the Company and its subsidiaries are eligible to receive Awards pursuant to the 2006 Stock Plan. As of April 24, 2006, approximately 48 employees and four (4) non-employee directors are eligible to receive Awards under the 2006 Stock Plan. Only independent directors, as defined in the 2006 Stock Plan, are eligible to receive automatic grants of Nonstatutory Options pursuant to Section 11 of the 2006 Stock Plan. In general, an independent director under the 2006 Stock Plan is a non-employee director.

Incentive Stock Options shall be issued at the then fair market value of the Company’s Common Stock and will have a term of no longer than ten (10) years from the date of grant, although Incentive Stock Options issued to holders of more than 10% of the Company’s voting power will have an exercise price no less than 110% of the fair market value on the date of grant and will have a term of no longer than five (5) years from the date of grant. Nonstatutory Options shall have an exercise price and term as determined by the administrator of the 2006 Stock Plan, but generally shall not have a term longer than ten (10) years from the date of grant.

Restricted Stock and Stock Appreciation Rights must generally be exercised no later than ten (10) years from the date of grant unless earlier specified in the Award. The exercise price and other terms for Restricted Stock shall be determined by the administrator in accordance with the 2006 Stock Plan.

Upon exercise of a Stock Appreciation Right, the holder of the Stock Appreciation Right shall be entitled to payment from the Company of an amount equal to the difference between the fair market value of the share of the Company’s Common Stock on the exercise date and the exercise price of the Stock Appreciation Right, multiplied by the number of shares of Common Stock with respect to the Stock Appreciation Right that is exercised.

Historically, individual grants during a fiscal year have generally not exceeded 100,000 shares, although the Company may make larger grants in the future. In general, participants in the 2006 Stock Plan cannot be granted Options or Stock Appreciation Rights to purchase more than 250,000 shares in any fiscal year. However, in connection with a participant’s commencement of service to the Company, such participant may be granted an Option to purchase up to an additional 250,000 shares of Common Stock.

The 2006 Stock Plan provides that independent directors are automatically granted a Nonstatutory Option to purchase 25,000 shares upon joining the Board of Directors and 7,500 shares on the first business day after January 1 of each calendar year if the independent director remains a director through that date. Any automatic grants of Nonstatutory Options made to independent directors pursuant to the 2006 Stock Plan will be exercisable for a period of five (5) years from the date of grant on the following terms:  25% exercisable six months and one day after the date of grant and the remaining 75% exercisable in three (3) equal annual installments on each of the first three (3) anniversaries of the date of grant. Certain termination events may result in the acceleration of some or all of the unvested Nonstatutory Options and may result in an extension of the time in which to exercise certain Nonstatutory Options.

In general, upon a change of control of the Company, outstanding Stock Appreciation Rights, Options (other than Nonstatutory Options granted automatically to independent directors who do not continue as directors after the change of control) and Restricted Stock may be assumed by a successor corporation or accelerated if not assumed. Nonstatutory Options granted to independent directors who do not continue as directors after the change of control will accelerate immediately prior to the change of control. Fifty percent (50%) of the unvested portion of an Award will accelerate if, within twelve (12) months of a change of control, the successor corporation for a reason other than cause terminates the service of a holder of an Award pursuant to the 2006 Stock Plan.

The Company may amend, alter, suspend or terminate the 2006 Stock Plan at any time and shall obtain stockholder approval of any amendment to the extent necessary or desirable to comply with any applicable law or regulation. The Company may not amend the 2006 Stock Plan to permit the repricing, including by way of exchange or acquisition for cash or other consideration, of any Award without receiving prior stockholder approval.

The following is a summary of the principal federal income tax consequences of certain Option transactions under the 2006 Stock Plan. These tax consequences are subject to change and such changes may apply retroactively. Other tax consequences of the 2006 Stock Plan, including local, state and foreign and federal estate and gift tax consequences, are not discussed.

An optionee is generally not subject to federal income tax upon the grant of an Incentive Stock Option. If an optionee sells or transfers shares after two years from the date of grant and after one year from the date of exercise of an Incentive Stock Option (the “holding periods”), then (1) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (2) there will be no deduction for the Company for federal income tax purposes. Exercise of an Incentive Stock Option may result in alternative minimum tax liability for an optionee.

If an optionee disposes of shares acquired upon the exercise of an incentive stock option prior to the expiration of the holding periods described above, generally (a) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on a sale of such shares) over the option price thereof, and (b) the Company will be entitled to deduct such amount. Special rules will apply when shares are tendered to satisfy some or all the exercise price of the Incentive Stock Option.

If an Incentive Stock Option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a Nonstatutory Option. In addition, an Incentive Stock Option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment, although special rules apply if the reason for termination is death or disability.

An optionee is generally not subject to federal income tax upon the grant of a Nonstatutory Option. Generally (i) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise, and the Company receives a tax deduction for the same amount, and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares have been held. Special rules will apply when shares are tendered to satisfy some or all the exercise price of the Nonstatutory Option. Upon exercise, the optionee will also be subject to Social Security taxes on the excess of the fair market value over the exercise price of the Nonstatutory Option.

A change in control that accelerates the vesting of an Option may cause a portion of the payments with respect to the Option to be treated as a “parachute payment” as defined in the Code. All or a portion of a parachute payment may not be deductible to the Company and the recipient may be subject to a twenty percent (20%) federal excise tax on all or a portion of such payment, in addition to other taxes.

Section 162(m) of the Code may limit the Company’s deduction for certain awards under the 2006 Stock Plan if the compensation received by the Chief Executive Officer or other executive officer is in excess of $1 million a year (other than qualified performance-based compensation that otherwise meets the requirements of Section 162(m) of the Code). The 2006 Stock Plan is structured to allow grants to qualify as qualified performance-based compensation.

PROPOSAL 3

RATIFICATION OF THE BOARD OF DIRECTORS’ APPOINTMENT OF AUDITORS

The Board of Directors has approved the appointment by the Audit Committee of the firm of Brown & Brown, LLP, to serve as auditors for the fiscal year ending December 31, 2006. Brown & Brown LLP has served as the company’s independent auditors since 2001. The Board of Directors recommends that the stockholders approve this appointment, although such ratification is not required under Delaware law, or the Company’s Certificate of Incorporation or By-Laws. The directors have decided that an affirmative vote of a majority of the shares present, in person or represented by proxy, at the Meeting and entitled to vote be required to ratify such appointment. It is expected that a member of the firm of Brown & Brown, LLP will be present at the Meeting. The representative will be given the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

In the event that ratification of the Board of Directors’ appointment of Brown & Brown, LLP is not obtained at the Meeting, the Board of Directors will reconsider their appointment.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF BROWN & BROWN, LLP AS THE COMPANY’S AUDITORS, AND PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR OF SUCH RATIFICATION UNLESS A STOCKHOLDER HAS OTHERWISE INDICATED ON THE PROXY CARD.

INDEPENDENT ACCOUNTANT FEES FOR FISCAL 2005

Audit Fees

During the fiscal years ended December 31, 2005 and December 31, 2004, Brown & Brown, LLP was paid approximately $87,000 and $139,000 respectively for the audit of the Company’s financial statements and review of financial statements included in the Company’s reports on Form 10-Q or services that are normally provided by Brown & Brown, LLP in connection with statutory and regulatory filings or engagements for those fiscal years. All services were approved by the Audit Committee.

Audit-Related Fees

During the fiscal years ended December 31, 2005 and December 31, 2004, Brown & Brown, LLP was paid approximately $0 and $0 respectively for assurance and related services reasonably related to the performance of audit or review of the Company’s financial statements and are not reported under “Audit Fees” above. All services were approved by the Audit Committee.

Tax Fees

During the fiscal years ended December 31, 2005 and December 31, 2004, Brown & Brown, LLP was paid approximately $16,000 and $14,000 respectively for tax compliance, tax advice and tax planning services. All services were approved by the Audit Committee.

All Other Fees

During the fiscal years ended December 31, 2005 and December 31, 2004, Brown & Brown, LLP was paid approximately $27,000 and $56,000, respectively, for non-audit services. All services were approved by the Audit Committee.

For each fiscal year, the Audit Committee reviews the proposed audit and audit-related services and as well as proposed permissible non-audit services to be provided by the Company’s independent public accountants and approves those services it believes to be necessary and advisable. During the year, situations may arise in which the Company desires to engage the independent public accountants to perform services that were not foreseeable at the time of the initial approval. The Audit Committee pre-

approves any such additional services as required by the Securities and Exchange Commission. The Audit Committee may delegate authority to one or more of its members to pre-approve any audit or non-audit service, provided that any pre-approval decisions are reported to the Audit Committee at its next regularly scheduled meeting.

The Audit Committee has considered whether the provision of non-core audit services to the Company by the Company’s principal auditor is compatible with maintaining independence and have affirmed in each instance that the provision of such services was compatible with the principal auditor’s independent role.

AUDIT COMMITTEE REPORT

The information in this Audit Committee Report is not deemed “soliciting material’ or to be “filed” with the Securities and Exchange Commission unless the Company specifically requests that it be treated as soliciting material or specifically incorporates it by reference into a document filed with the Securities and Exchange Commission.

The Audit Committee oversees the accounting, financial reporting and tax functions of the Company, including matters relating to the internal control over financial reporting and the appointment and activities of the Company’s independent accountants. The Audit Committee has final authority to select, retain and compensate the Company’s independent accountants.

The Audit Committee operates under a written charter adopted by the Company’s Board of Directors. The Audit Committee and the Board review annually the written charter. A copy of the Audit Committee’s charter is available on the Company’s website at http://www.mficcorp.com/naudit.html. The Audit Committee charter was last modified on January 16, 2003 and was attached as an appendix to the Company’s proxy statement in 2005.

In accordance with law, the Audit Committee pre-approves all services provided by Brown & Brown, LLP, the Company’s independent accountants.

1.                 The Audit Committee has reviewed and discussed the audited financial statements with management.

2.                 The Audit Committee has discussed with the Company’s independent auditors, Brown & Brown, LLP, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Sec. 380), as may be modified or supplemented.

3.                 The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as may be modified or supplemented, and has discussed with the independent accountants the independent accountants’ independence; and

4.                 Based on the review in paragraphs 1-3, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, which the Company filed with the Securities and Exchange Commission on March 30, 2006.

Audit Committee:
Eric G. Walters (Chairperson)
James N. Little
Leo Pierre Roy
George Uveges

VOTING PROCEDURES

The presence, in person or by proxy, of at least a majority of the outstanding shares of Common Stock entitled to vote at the Meeting is necessary to establish a quorum for the transaction of business. Shares represented by proxies pursuant to which votes have been withheld from any nominee for director, or which contain one or more abstentions or broker “non-votes,” are counted as present for purposes of determining the presence or absence of a quorum for the Meeting. A “non-vote” occurs when a broker or other nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the broker does not have discretionary voting power and has not received instructions from the beneficial owner.

For all matters being submitted to Stockholders at the Meeting, the affirmative vote of a majority of shares present, in person or represented by proxy, and entitled to vote on that matter is required for approval. Shares voted to abstain, since they are not affirmative votes for the matter, will have the same effect as votes against the matter, while broker “non-votes,” since they are not entitled to vote for the matter, have no effect on the vote.

OTHER BUSINESS

The Board of Directors knows of no business that will be presented for consideration at the Meeting other than that stated above. If any other business should come before the Meeting, votes may be cast pursuant to proxies in respect to any such business in the best judgment of the person or persons acting under the proxies.

STOCKHOLDER PROPOSALS

Under Rule 14a-8 promulgated under the Securities and Exchange Act of 1933, stockholders of the Company may present proper proposals for inclusion in the Company’s proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals to the Company in a timely manner. In order to be considered for inclusion in the proxy statement distributed to stockholders prior to the annual meeting in the year 2007, a stockholder proposal must be received by the Company no later than December 27, 2006 and must otherwise comply with the requirements of Rule 14a-8. In order to be considered for presentation at the annual meeting of stockholders in the year 2007, although not included in the proxy statement, a stockholder proposal must comply with the requirements of the Company’s by-laws and be received by the Company no later than April 23, 2007. Stockholder proposals should be delivered in writing to Irwin J. Gruverman, Secretary, MFIC Corporation, 30 Ossipee Road, Newton, Massachusetts 02464-9101.

EXPENSES AND SOLICITATION

The cost of solicitation of proxies will be borne by the Company. Proxies will be solicited principally through the mail. Directors, officers and regular employees of the Company may make further solicitation of proxies from some stockholders personally, by telephone, telegraph or special letter. No additional compensation, except for reimbursement of reasonable out-of-pocket expenses, will be paid for any such further solicitation. In addition, the Company may request banks, brokers, and other custodians, nominees and fiduciaries to solicit customers of theirs who have shares of the Company registered in the name of the nominee. The Company will reimburse any such persons for their reasonable out-of-pocket expenses. The Company may engage a proxy solicitor to which it would pay customary fees and expenses.

APPENDIX A

NOMINATING AND CORPORATE
GOVERNANCE COMMITTEE CHARTER

1.   PURPOSE

The Nominating and Corporate Governance Committee (the “Committee”) is appointed by the Board of Directors (the “Board”) of MFIC Corporation (the “Company”) for the primary purposes of assisting the Board in:

•       Identifying qualified individuals to become board members;

•       Determining the composition of the Board and its committees;

•       Monitoring a process to assess board effectiveness; and

•       Developing and recommending the Company’s corporate governance guidelines.

2.   MEMBERSHIP

The Committee shall consist of three or more independent directors (as determined by the Board from time to time) who satisfy the independence requirements under applicable law, rules and regulations. Members of the Committee shall be appointed by the Board and may be removed by the Board in its discretion. The Chair of the Committee shall be appointed by the Board.

3.   POWERS AND RESPONSIBILITIES

The Committee’s primary responsibilities include:

Nominations

•       Developing the criteria and qualifications (including an assessment of the appropriate balance of skills and other characteristics) for membership on the Board;

•       Identifying, screening, recruiting, considering (including consideration of advice offered by the directors, senior officers and any outside advisors that may be retained by the Committee) and recommending candidates to fill open Board positions for independent and non-independent Directors;

•       Reviewing and making recommendations regarding continued Board membership of any Board member;

•       Assessing whether independent directors satisfy the independence requirements under applicable law, rules and regulations of national securities markets and exchanges;

•       Recommending Director nominees for approval by the Board and the stockholders; and

•       Recommending to the Board (after consultation with the Chairman of the Board) Director nominees for each of the Board’s committees (together with the Chairman of the Board, conducting an annual review of committee appointments and considering the recommendations concerning possible rotation of committee chairs and members).

Corporate Governance

General

•       Reviewing and recommending to the Board any proposed changes to the Company’s Certificate of Incorporation and Bylaws; and

•       Reviewing, considering and reporting to the Board on matters of corporate governance and conducting an annual review, and addressing and recommending revisions (as appropriate), of this Charter, the Company’s corporate governance guidelines and the Company’s code of business conduct and ethics.

Board Oversight

•       Evaluating the effectiveness of the Board and its committees and recommending to the Board ways to improve such effectiveness in the corporate governance of the Company;

•       Making recommendations to the Board regarding the size and composition of the Board;

•       Establishing evaluation criteria for a review of each Board member and implementing the annual evaluation process regarding, and evaluating annually the performance of, each Board member;

•       Developing programs for continuing education for all Directors and for the orientation of new Directors;

•       Monitoring the functions of the various committees of the Board and conducting annual reviews and evaluations of the contributions of each such committee to the Company (including reviewing the objectives of each such committee, as stated at the beginning of each year, and comparing such stated objectives to the results and time expended to achieve such results at the end of such year);

•       Reviewing and considering questions of possible conflicts of interest of Board members and resolving all such questions regarding Board members;

•       Reviewing relationships of Company officers and directors to outside for-profit and not-for-profit boards; and

•       Reviewing and making recommendations concerning the interaction and communication between of management and the Board.

The Committee shall have the authority to delegate any of its responsibilities to subcommittees as the Committee may deem appropriate in its sole discretion.

The Committee shall have the authority to retain any search firm engaged to assist in identifying director candidates, and to retain outside counsel and any other advisors as the Committee may deem appropriate in its sole discretion. The Committee shall have sole authority to approve related fees and retention terms.

4.   MEETINGS

The Committee shall meet at least twice annually or more frequently as necessary or appropriate. Members of management and independent consultants requested by the Committee will attend Committee meetings when and as may be requested by the Committee.

A simple majority of the members of the Committee, but not less than two, will constitute a quorum. A majority of the members present at any meeting at which a quorum is present may act on behalf of the Committee. The Committee will meet at such times as shall be determined by the Chair of the Committee, or upon the request of any two of its members. The Chair will preside, when present, at all Committee meetings. Minutes of Committee meetings will be recorded as directed by the Chair and will be subject to review by the Chair.

In discharging its responsibilities, the Committee may meet privately with independent consultants and is free to speak directly and independently with any members of management or employees.

The Chair will periodically report the Committee’s findings, conclusions and recommendations to the Board and present to the Board an annual performance evaluation of the Committee. The Committee shall review at least annually the adequacy of this Charter and recommend any proposed changes to the Board for approval.

The Nominating and Corporate Governance Committee’s responsibilities and powers as delegated by the
Board of Directors are set forth in this Charter. The Committee relies to a significant extent on informatio and advice provided by management and independent advisors.

APPENDIX B

COMPENSATION COMMITTEE CHARTER

1.   PURPOSE

The Compensation Committee (the “Committee”) is appointed by the Board of Directors (the “Board”) of MFIC Corporation (the “Company”) for the primary purposes of assisting the Board in:

•       Overseeing the Company’s compensation strategy and ensuring that all elements of compensation, supplemental compensation and benefits, including salary, bonus, incentive and equity compensation (“Compensation”), for executive officers and key management personnel are equitable, externally competitive and in accordance with the Company’s overall Compensation objectives and Compensation policy, and

•       Developing a Compensation policy that creates a reasonable relationship between pay levels and corporate performance, and monitor the results of such policy to assure that the Compensation payable to the Company’s executives is reasonable, provides overall competitive pay levels, creates proper incentives and enhances stockholder value, and appropriately rewards superior performance.

2.   MEMBERSHIP

The Committee shall consist of three or more independent directors (as determined by the Board from time to time) who satisfy the independence requirements under applicable law, rules and regulations. Members of the Committee shall be appointed by the Board upon the recommendation of the Nominating and Corporate Governance Committee and may be removed by the Board in its discretion. The Chair of the Committee shall be appointed by the Board.

3.   POWERS AND RESPONSIBILITIES

The Committee’s responsibilities shall remain flexible to react to changing conditions and to ensure the Board and stockholders that: (a) the achievement of the overall goals and objectives of the Company can be supported by adopting an appropriate executive Compensation policy and implementing it through an effective total Compensation program and (b) the Compensation program and practices of the Company are designed with full consideration of all accounting, tax, securities law, employment law and regulatory requirements. The Committee’s authority shall also encompass Compensation arrangements for any senior executive officer of any subsidiary, affiliate or special purpose entity of the Company.

In carrying out its responsibilities, the Committee shall:

•       Assist the Board in developing and evaluating potential candidates for executive positions, including the Chief Executive Officer, and oversee the development of executive succession plans.

•       Review and approve on an annual basis the corporate goals and objectives with respect to Compensation for the Chief Executive Officer. The Committee shall evaluate at least once a year the Chief Executive Officer’s performance in light of these established goals and objectives and, based upon these evaluations, shall set the Chief Executive Officer’s annual Compensation.

•       Review and approve changes in the Compensation of key executives that are recommended by the Chief Executive Officer for consistency with the Company’s overall Compensation objectives and policy, and in keeping with (a) pre-established performance goals and objectives, (b) Company performance, (c) strategic leadership consistent with the Company’s long term strategies, and (d) an appropriate peer group.

B-1

•       Evaluate the performance of the Company’s senior executive officers and approve the annual Compensation for such senior executive officers. The Committee shall also provide oversight of management’s decisions concerning the performance and compensation of other Company officers.

•       Review the Company’s incentive compensation and other stock-based plans and recommend changes in such plans to the Board, as needed. The Committee shall have and may exercise all the authority of the Board with respect to the administration of such plans. The Committee shall also review and make recommendations regarding the number of shares, price per share and period and duration of stock grants under stock option plans approved by stockholders of the Company.

•       Review and make recommendations regarding the Company’s retirement plans.

•       Review and make recommendations to the Board for approval of independent directors’ compensation (e.g., retainers, fees, long-term incentive and equity plans).

•       Prepare and publish an annual executive compensation report in the Company’s proxy statement.

The Committee shall have the authority to delegate any of its responsibilities to subcommittees as the Committee may deem appropriate in its sole discretion.

The Committee shall have authority to retain such compensation consultants, outside counsel and other advisors as the Committee may deem appropriate in its sole discretion. The Committee shall have sole authority to approve related fees and retention terms.

4.   MEETINGS

Meetings of the Committee shall be scheduled as deemed necessary by the Committee’s Chair. Members of management and independent consultants requested by the Committee will attend Committee meetings when and as may be requested by the Committee.

A simple majority of the members of the Committee, but not less than two, will constitute a quorum. A majority of the members present at any meeting at which a quorum is present may act on behalf of the Committee. The Committee will meet at such times as shall be determined by the Chair, or upon the request of any two of its members. The Chair will preside, when present, at all Committee meetings. Minutes of Committee meetings will be recorded as directed by the Chair and will be subject to review by the Chair.

In discharging its responsibilities, the Committee may meet privately with independent consultants and is free to speak directly and independently with any members of management or employees.

The Chair will periodically report the Committee’s findings, conclusions and recommendations to the Board and present to the Board an annual performance evaluation of the Committee. The Committee shall review at least annually the adequacy of this Charter and recommend any proposed changes to the Board for approval.

The Compensation Committee’s responsibilities and powers as delegated by the Board of Directors are set forth in this Charter. The Committee relies to a significant extent on information and advice provided by management and independent advisors.

B-2

APPENDIX C

MFIC CORPORATION 2006 STOCK PLAN

1.     Nature and Purposes of the Plan. The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock and Stock Appreciation Rights. In addition, the Plan provides for automatic option grants to Independent Directors. The purposes of this 2006 Stock Plan are:  (a) to attract and retain the best available personnel for positions of substantial responsibility, (b) to provide additional incentive to Employees and Consultants, and (c) to promote the success of the Company’s business.

2.     Definitions. As used herein, the following definitions shall apply:

(a)    “Administrator” means the Board or the Committee of the Board designated by the Board to administer the Plan in accordance with Section 4 of the Plan.

(b)   “Applicable Laws” means the requirements relating to the administration of stock option plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are granted under the Plan.

(c)    “Award” means, individually or collectively, a grant under the Plan of Options, SARs or Restricted Stock.

(d)   “Award Agreement” means the written agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

(e)    “Cause” means (i) an act of personal dishonesty taken by the Participant in connection with his or her responsibilities as an employee and intended to result in substantial personal enrichment of the Participant, (ii) Participant being convicted of or pleading nolo contendere to a felony, (iii) a willful act by the Participant that constitutes gross misconduct and which is injurious to the Company, (iv) following delivery to the Participant of a written demand for performance from the Company which describes the basis for the Company’s reasonable belief that the Participant has not substantially performed his or her duties, continued violations by the Participant of the Participant’s obligations to the Company that are demonstrably willful and deliberate on the Participant’s part.

(f)    “Change in Control” means the occurrence of any of the following events:

(i)    Any Person becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities; or

(ii)   The consummation of the sale or disposition by the Company of all or substantially all the Company’s assets; or

(iii)  The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation.

(g)    “Code” means the U.S. Internal Revenue Code of 1986, as amended.

(h)   “Committee” means a committee, which may consist of one or more persons whom may or may not be Board members, as is consistent with Applicable Laws, appointed by the Board in accordance with Section 4 of the Plan.

(i)    “Common Stock” means the common stock of the Company.

(j)     “Company” means MFIC Corporation.

(k)   “Consultant” means any person, including an advisor, engaged by the Company or a Subsidiary to render services to such entity.

(l)    “Director” means a member MFIC’s Board of Directors.

(m)  “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

(n)   “Discretionary Options” means Incentive Stock Options and Nonstatutory Stock Options that are not issued pursuant to the Independent Director option grant provisions of Section 11.

(o)   “Employee” means any person, including Officers and Directors, employed by the Company or any Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or any leave for which a return to employment is guaranteed under Applicable Laws, or (ii) transfers between locations of the Company or between the Company, any Subsidiary or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 181st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

(p)   “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(q)   “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i)    If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the date of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii)   If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii)  in the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

(r)    “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(s)    “Independent Director” means a Director who is not an Employee.

(t)    “Inside Director” means a Director who is an Employee.

(u)   “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(v)    “Notice of Grant” means a written or electronic notice evidencing certain terms and conditions of an individual Award. The Notice of Grant is part of the Award Agreement.

(w)   “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(x)    “Option” means a stock option granted pursuant to the Plan.

(y)    “Optioned Stock” means the Common Stock subject to an Option or SAR.

(z)    “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(aa)  “Participant” means the holder of an outstanding Award granted under the Plan.

(bb) “Plan” means this 2006 Stock Plan, as from time to time amended and in effect.

(cc)  “Qualifying Board Retirement” means an Independent Director’s termination from Board membership, including pursuant to the Independent Director’s death or Disability, if such termination follows ten full years of Board service or five full years of Board service and attainment of age 62 or greater.

(dd) “Restricted Stock” means shares of Common Stock or units/rights to acquire shares of Common Stock granted pursuant to Section 9 of the Plan that are subject to vesting.

(ee)  “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(ff)   “Section 16(b)” means Section 16(b) of the Exchange Act.

(gg)  “Service Provider” means an Employee, Director or Consultant.

(hh) “Share” means a share of the Common Stock, as adjusted in accordance with Section 14 of the Plan.

(ii)   “Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with a related Option, that pursuant to Section 10 is designated as an SAR.

(jj)    “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code and also include partnerships, limited liability companies and other entities that are at least 30% owned by the Company.

3.     Stock Subject to the Plan. Subject to the provisions of Section 14 of the Plan, the maximum aggregate number of Shares which may be issued under the Plan is 4,000,000 Shares, less the number of (i) shares underlying outstanding grants issued under the Company’s 1988 and 1989 Non-Employee Director Plan as of the date of stockholder approval of the Plan and (ii) shares issued and outstanding pursuant to the exercise of grants under the Company’s 1988 Stock Plan and 1989 Non-Employee Director Plan as of the date of stockholder approval of the Plan plus (iii) the number of shares underlying outstanding but unexercised awards issued under the 1988 Stock Plan or the 1989 Non-Employee Director Plan as of the date of stockholder approval of the Plan that expire or terminate after the date of stockholder approval of the Plan in accordance with their terms under the 1988 Stock Plan and 1989 Non-Employee Director Plan. The Shares may be authorized, but unissued, or reacquired Common Stock. If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to Restricted Stock, is forfeited back to or repurchased by the Company, the unpurchased Shares (or for

Restricted Stock, the forfeited or repurchased shares) which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated). With respect to SARs, all shares which are the subject of an issued SAR shall cease to be available under the Plan, except for SARs which expire or become unexercisable without having been exercised in full. Shares that have actually been issued under the Plan under any Award shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if Shares of Restricted Stock are repurchased by the Company at their original purchase price or are forfeited to the Company, such Shares shall become available for future grant under the Plan. For the avoidance of doubt, except for Awards which expire or become unexercisable without having been exercised in full, the following Shares shall not become available for issuance under the Plan: (i) Shares tendered by Participants as full or partial payment to the Company upon exercise of Options granted under the Plan; (ii) Shares reserved for issuance upon the grant of SARs, to the extent the number of reserved Shares exceeds the number of Shares actually issued upon exercise of the SARs; and (iii) Shares withheld by, or otherwise remitted to, the Company to satisfy a Participant’s tax withholding obligations upon the lapse of restrictions on Restricted Stock or the exercise of options or SARs granted under the Plan or upon any other payment or issuance of Shares under the Plan.

4.     Administration of the Plan.

(a)    Procedure.

(i)    Multiple Administrative Bodies. The Plan may be administered by different Committees with respect to different groups of Service Providers as the Board may determine to be necessary or appropriate under Applicable Laws.

(ii)   Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Compensation Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.

(iii)  Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

(iv)  Other Administration. Other than as provided above, the Plan shall be administered by (A) the Compensation Committee, or (B) a different Committee, in either case which shall be constituted to satisfy Applicable Laws. Grants to Independent Directors under Section 11 of the Plan shall be administered by the Company’s Inside Directors.

(b)   Powers of the Administrator. Subject to the provisions of the Plan the Administrator shall have the authority, in its discretion:

(i)    to determine the Fair Market Value;

(ii)   to select the Service Providers to whom Awards may be granted hereunder;

(iii)  to determine the number of shares of Common Stock to be covered by each Award granted hereunder;

(iv)  to approve forms of agreement for use under the Plan;

(v)    to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise or purchase price, the time or times when Awards may be vested, exercised, purchased or granted (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions or repurchase rights, and any restriction or limitation regarding any Award or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(vi)  to construe and interpret the terms of the Plan and awards granted pursuant to the Plan, including, but not limited to, a determination of a Participant’s date of termination with respect to any Award granted under the Plan;

(vii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws, satisfying foreign securities law or achieving other foreign legal compliance objectives;

(viii) to modify or amend each Award (subject to Section 16 of the Plan), including the discretionary authority to extend the post-termination vesting or exercisability of Awards longer than is otherwise provided for in the Plan;

(ix)  to allow Participants to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option or SAR or upon the vesting or earlier tax recognition of Restricted Stock that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

(x)    to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator; and

(xi)  to make all other determinations deemed necessary or advisable for administering the Plan.

(c)    Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations shall be final and binding on all Participants and any other holders of Awards.

5.     Eligibility.

(a)    Awards and Discretionary Stock Options. Awards and Discretionary Options may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

(b)   Automatic Independent Director Option Grants. Automatic Option grants under Section 11 hereof shall only be made to Independent Directors.

6.     Limitations.

(a)    Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company or Subsidiary as defined in Code Section 424(f)) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

(b)   Neither the Plan nor any Award shall confer upon a Participant any right with respect to continuing their relationship as a Service Provider, nor shall they interfere in any way with the right of the Participant or the right of the Company or Subsidiaries to terminate such relationship at any time, with or without cause.

(c)    The following limitations shall apply to grants of Options and SARs with an exercise price equal to or exceeding 100% of Fair Market Value on the grant date:

(i)    No Service Provider shall be granted, in any fiscal year of the Company, Options or SARs to purchase more than 250,000 Shares.

(ii)   In connection with his or her initial service, a Service Provider may be granted Options to purchase up to an additional 250,000 Shares which shall not count against the limit set forth in subsection (i) above.

(iii)  The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 14(a).

(iv)  If an Option is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 14(c)), the cancelled Option will be counted against the limits set forth in subsections (i) and (ii) above.

7.     Term of Plan. The Plan shall become effective upon the date of stockholder approval of the Plan in 2006. It shall continue in effect for a term of ten (10) years from the date upon which the Board approved the Plan subject to obtaining stockholder approval, namely April 19, 2006.

8.     Stock Options.

(a)    Term of Option. The term of each Option shall be stated in the Option Agreement and shall be (i) for Service Providers other than non-employee Directors, no more than ten (10) years from the date of grant, or (ii) for non-employee Directors, no more than five (5) years from the date of grant. Moreover, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any subsidiary that qualifies under Code Section 424(f), the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Option Agreement.

(b)   Option Exercise Price, Waiting Period and Consideration.

(i)    Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

(1)          In the case of an Incentive Stock Option

a)   granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Code Section 424(f) subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

b)   granted to any Employee other than an Employee described in paragraph a) immediately above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(2)   In the case of a Nonstatutory Stock Option, the per Share exercise price shall be determined by the Administrator, with a minimum exercise price equal to par value.

(ii)   Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator shall fix the period within which the Option may become vested or be exercised and shall determine any conditions which must be satisfied before the Option may vest or be exercised.

(iii)  Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration, subject to Applicable Laws, may consist entirely of:

(1)   cash;

(2)   check;

(3)   other Shares which (A) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

(4)   consideration received by the Company under a broker-assisted cashless exercise program acceptable to the Company, in its sole discretion;

(5)   any combination of the foregoing methods of payment; or

(6)   such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

(iv)  Exercise of Option; Rights as a Stockholder. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement.

An Option shall be deemed exercised when the Company receives:  (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 14 of the Plan.

Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised. An Option may not be exercised for a fraction of a Share.

(c)   Termination of Relationship as a Service Provider.   If an Optionee ceases to be a Service Provider, other than upon the Optionee’s death or Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested and exercisable on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) months following the Optionee’s termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

Notwithstanding the above, in the event of an Optionee’s change in status from Consultant, Employee or Director to Employee, Consultant or Director (e.g., an Inside Director becoming an Independent Director), an Optionee’s status as a Service Provider shall continue notwithstanding the change in status.

However, in such event, an Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option three months and one day following such change of status.

(d)   Disability of Optionee.   If an Optionee ceases to be a Service Provider as a result of the Optionee’s Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent the Option is vested and exercisable on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee’s termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(e)   Death of Optionee.   If an Optionee dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Option Agreement (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Optionee’s estate or by a person who acquires the right to exercise the Option by bequest or inheritance, but only to the extent that the Option is vested and exercisable on the date of death. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee’s termination. If, at the time of death, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. The Option may be exercised by the executor or administrator of the Optionee’s estate or, if none, by the person(s) entitled to exercise the Option under the Optionee’s will or the laws of descent or distribution. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

9.     Restricted Stock.

(a)    Grant of Restricted Stock.   Subject to the terms and conditions of the Plan, Restricted Stock may be granted to Service Providers at any time and from time to time as shall be determined by the Administrator, in its sole discretion. The Administrator shall have complete discretion to determine (i) the number of Shares subject to a Restricted Stock award granted to any Participant, (ii) whether the form of the award shall be Shares or units/rights to acquire Shares, and (iii) the conditions that must be satisfied, including performance-based milestones, upon which is conditioned the grant or vesting of Restricted Stock. For Restricted Stock granted in the form of units/rights to acquire Shares, each such unit/right shall be the equivalent of one Share of Common Stock for purposes of determining the number of Shares subject to an Award. Until the Shares are issued, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the units/rights to acquire Shares.

(b)   Exercise Price and other Terms.   The Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of Restricted Stock granted under the Plan. Restricted Stock grants shall be subject to the terms, conditions, and restrictions determined by the Administrator at the time the stock is awarded, which may include such performance-based milestones as are determined appropriate by the Administrator. The Administrator may require the recipient to sign a Restricted Stock Agreement as a condition of the award. Any certificates representing the shares of Stock awarded shall bear such legends as shall be determined by the Administrator.

(c)    Restricted Stock Award Agreement.   Each Restricted Stock grant shall be evidenced by an Award Agreement that shall specify the purchase price and such other terms and conditions as the

Administrator, in its sole discretion, shall determine; provided; however, that if the Restricted Stock grant has a purchase price, such purchase price must be paid no more than ten (10) years following the date of grant.

10.   Stock Appreciation Rights.

(a)    Grant of SARs.   Subject to the terms and conditions of the Plan, SARs may be granted to Service Providers at any time and from time to time as shall be determined by the Administrator, in its sole discretion. The Administrator shall have complete discretion to determine the number of SARs granted to any Participant.

(b)   Exercise Price and other Terms.   The Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of SARs granted under the Plan; provided, however, that no SAR may have a term of more than ten (10) years from the date of grant.

(c)    Payment of SAR Amount.   Upon exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(i)    The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(ii)   The number of Shares with respect to which the SAR is exercised.

(d)   Payment upon Exercise of SAR.   At the discretion of the Administrator, payment for a SAR may be in cash, Shares or a combination thereof.

(e)    Cash Settlements and Plan Share Allocation.   Cash payments of Stock Appreciation Rights as well as Common Stock issued upon exercise of Stock Appreciation Rights shall be applied against the maximum number of shares of Common Stock that may be issued pursuant to the Plan. The number of shares to be applied against such maximum number of shares in such circumstances shall be the number of shares equal to the amount of the cash payment divided by the Fair Market Value of a share of Common Stock on the date the Stock Appreciation Right is granted.

(f)    SAR Agreement.   Each SAR grant shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, shall determine.

(g)    Expiration of SARs.   A SAR granted under the Plan shall expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement.

(h)   Termination of Relationship as a Service Provider.   If a Participant ceases to be a Service Provider, other than upon the Participant’s death or Disability, the Participant may exercise his or her Stock Appreciation Right within such period of time as is specified in the Stock Appreciation Right Agreement to the extent that the Stock Appreciation Right is vested and exercisable on the date of termination (but in no event later than the expiration of the term of such Stock Appreciation Right as set forth in the Stock Appreciation Right Agreement). In the absence of a specified time in the Stock Appreciation Right Agreement, the Stock Appreciation Right shall remain exercisable for three (3) months following the Participant’s termination. If, on the date of termination, the Participant is not vested as to his or her entire Stock Appreciation Right, the Shares covered by the unvested portion of the Stock Appreciation Right shall revert to the Plan. If, after termination, the Participant does not exercise his or her Stock Appreciation Right within the time specified by the Administrator, the Stock Appreciation Right shall terminate, and the Shares covered by such Stock Appreciation Right shall revert to the Plan. Notwithstanding the above, in the event of a Participant’s change in status from Consultant, Employee or Director to Employee, Consultant or Director (e.g., an Inside Director becoming an Independent Director), a Participant’s status as a Service Provider shall continue notwithstanding the change in status.

(i)    Disability of Participant.   If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Stock Appreciation Right within such period of time as is specified in the Stock Appreciation Right Agreement to the extent the Stock Appreciation Right is vested and exercisable on the date of termination (but in no event later than the expiration of the term of such Stock Appreciation Right as set forth in the Stock Appreciation Right Agreement). In the absence of a specified time in the Stock Appreciation Right Agreement, the Stock Appreciation Right shall remain exercisable for twelve (12) months following the Participant’s termination. If, on the date of termination, the Participant is not vested as to his or her entire Stock Appreciation Right, the Shares covered by the unvested portion of the Stock Appreciation Right shall revert to the Plan. If, after termination, the Participant does not exercise his or her Stock Appreciation Right within the time specified herein, the Stock Appreciation Right shall terminate, and the Shares covered by such Stock Appreciation Right shall revert to the Plan.

(j)     Death of Participant.   If a Participant dies while a Service Provider, the Stock Appreciation Right may be exercised within such period of time as is specified in the Stock Appreciation Right Agreement (but in no event later than the expiration of the term of such Stock Appreciation Right as set forth in the Notice of Grant), by the Participant’s estate or by a person who acquires the right to exercise the Stock Appreciation Right by bequest or inheritance, but only to the extent that the Stock Appreciation Right is vested and exercisable on the date of death. In the absence of a specified time in the Stock Appreciation Right Agreement, the Stock Appreciation Right shall remain exercisable for twelve (12) months following the Participant’s termination. If, at the time of death, the Participant is not vested as to his or her entire Stock Appreciation Right, the Shares covered by the unvested portion of the Stock Appreciation Right shall immediately revert to the Plan. The Stock Appreciation Right may be exercised by the executor or administrator of the Participant’s estate or, if none, by the person(s) entitled to exercise the Stock Appreciation Right under the Participant’s will or the laws of descent or distribution. If the Stock Appreciation Right is not so exercised within the time specified herein, the Stock Appreciation Right shall terminate, and the Shares covered by such Stock Appreciation Right shall revert to the Plan.

11.   Option Grants to Independent Directors.   All grants of Options to Independent Directors pursuant to this Section shall be shall be made strictly in accordance with the following provisions:

(a)    Nonstatutory Stock Options.   All Options granted pursuant to this Section shall be Nonstatutory Stock Options and, except as otherwise provided herein, shall be subject to the other terms and conditions of the Plan.

(b)   Administration.   Option grants under this Section 11 shall be administered by a committee consisting of the Company’s Inside Directors; provided, however, that such committee shall not have any discretion to select which Independent Directors shall be granted Options under this Section 11.

(c)    Initial Grant.   Each person who first becomes an Independent Director following the effective date of this Plan shall be automatically granted on the date on which he or she first becomes an Independent Director, whether through election by the stockholders of the Company or appointment by the Board to fill a vacancy, an Option to purchase 25,000 shares of Common Stock (the “Initial Grant”); provided, however, that an Inside Director who ceases to be an Inside Director and thereby becomes an Independent Director shall not receive an Initial Grant. Subject to accelerated vesting upon certain Change of Control transactions as specified in Section 14(c)(iii), the Initial Grant shall vest as to 25% of the shares subject thereto on the date that is six (6) months and one (1) day after the date of grant with an additional 25% vesting on each of the first three anniversaries of the date of grant, so as to be 100% vested on the third anniversary of the date of grant, subject to the Optionee remaining a director through such vesting dates.

(d)   Annual Grant. On the first business day after January 1 of each calendar year, each Independent Director shall be automatically granted an Option to purchase 7,500 (the “Annual Grants”). Subject to accelerated vesting upon certain Change of Control transactions as specified in Section 14(c)(iii), Annual Grants shall vest as to 25% of the shares subject thereto on the date that is six (6) months and one (1) day after the date of grant with an additional 25% vesting on each of the first three anniversaries of the date of grant, so as to be 100% vested on the third anniversary of the date of grant, subject to the Optionee remaining a director through such vesting dates.

(e)    Other Option Terms.   The other terms of each option granted pursuant to this Section 11 shall be as follows:

(i)    The option term shall be five (5) years.

(ii)   The exercise price per Share shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(iii)  In the event an Optionee’s service as a Director terminates more than six (6) months following the commencement of service as an Independent Director, then the Option shall immediately accelerate as to one year’s additional vesting or, with respect to an Annual Grant, as to the number of shares that would have vested on the day prior to the next regularly scheduled meeting of the stockholders. The Option shall remain exercisable, to the extent vested and exercisable on the date of termination of Board service, for one year following such termination date (but in no event longer than the original term of the Option); provided, however, that in the event of a Qualifying Board Retirement, the Option shall vest as to 100% of the Shares and shall remain exercisable for three years following such termination (but in no event longer than the original term of the Option); provided, further that in the event of the termination of service as an Independent Director due to the death or Disability of the Optionee while an Independent Director, the Option shall immediately accelerate as to one year’s additional vesting or, with respect to an Annual Grant, as to the number of shares that would have vested on the day prior to the next regularly scheduled meeting of the stockholders (or more, in any event, if the cessation of Board Service would have been a Qualifying Retirement) even if such termination of service is within six (6) months following the commencement of service as an Independent Director.

(iv)  The permissible forms of consideration for exercising the option shall be the same as for discretionary options as specified in Section 8(b)(iii) hereof.

(v)    The provisions of Section 8(b)(iv) hereof relating to stockholder rights shall also apply to options granted under this Section 11.

(vi)  The options granted under this Section 11 shall be subject to the other terms and conditions set forth in the form of option agreement selected by the committee of Inside Directors, in their sole discretion.

12.   Leaves of Absence.   Unless the Administrator provides otherwise or as otherwise required by Applicable Laws, vesting of Awards granted hereunder shall cease commencing on the 91st day of any unpaid leave of absence and shall only recommence upon return to active service.

13.   Non-Transferability of Awards.   An Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant.

14.   Adjustments Upon Changes in Capitalization, Dissolution, Liquidation or Change of Control.

(a)    Changes in Capitalization.   Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Award, the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award, as well as the price per share of Common Stock covered by each such outstanding Award and the 162(m) annual share issuance limits under Section 6(c) shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.”  Such adjustment shall be made by the Compensation Committee, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.

(b)   Dissolution or Liquidation.   In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for a Participant to have the right to exercise his or her Award until ten (10) days prior to such transaction as to all of the stock covered thereby, including Shares as to which the Award would not otherwise be vested or exercisable. In addition, the Administrator may provide that any Company repurchase option or forfeiture applicable to any Shares covered by an Award shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

(c)    Change of Control.

(i)    SARs and Discretionary Options.   In the event of a Change of Control, each outstanding SAR and Discretionary Option shall be assumed or an equivalent option substituted by the successor corporation or a subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the SAR and Discretionary Option, the Participant shall fully vest in and have the right, to exercise the SAR or Discretionary Option as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable. If an SAR or Discretionary Option becomes fully vested and exercisable in lieu of assumption or substitution in the event of a Change of Control, the Administrator shall notify the Participant in writing or electronically that the SAR or Discretionary Option shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the SAR or Discretionary Option shall terminate upon the expiration of such period. For the purposes of this paragraph, the SAR or Discretionary Option shall be considered assumed if, following the Change of Control, the SAR or option confers the right to purchase or receive, for each Share of Optioned Stock subject to the SAR or Discretionary Option immediately prior to the Change of Control, the consideration (whether stock, cash, or other securities or property) received in the Change of Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a, choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares), provided, however, that if such consideration received in the Change of Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the SAR or Discretionary Option, for each Share of Optioned Stock subject to the SAR or Discretionary Option, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change of Control.

(ii)   Restricted Stock.   In the event of a Change of Control, each outstanding Restricted Stock award shall be assumed or an equivalent award substituted by the successor corporation or a Parent or subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Restricted Stock, the Participant shall fully vest in the Restricted Stock, including Shares as to which it would not otherwise be vested. For the purposes of this paragraph, the Restricted Stock shall be considered assumed if, following the Change of Control, the Restricted Stock confers the right to receive, for each Share and each unit/right to acquire a Share that is subject to the Restricted Stock award immediately prior to the Change of Control, the consideration (whether stock, cash, or other securities or property) received in the Change of Control by holders of Common Stock for each Share and each unit/right to acquire a Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares), provided, however, that if such consideration received in the Change of Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received, for each Share and each unit/right to acquire a Share subject to the Restricted Stock award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change of Control.

(iii)  Automatic Independent Director Options.   In the event of a Change of Control in which the Independent Directors are terminated or asked to resign either upon the Change of Control or within one year following the Change of Control, their Options granted under Section 11 hereof shall vest 100% immediately prior to such Change in Control. In the event of a Change of Control in which the Independent Directors are not terminated or asked to resign, their Options granted under Section 11 hereof shall be treated the same as Discretionary Options hereunder.

(iv)  Certain Terminations Within Twelve Months Following a Change of Control. In the event that, within twelve (12) months following a Change of Control a Participant’s employment with the Company or a Subsidiary is terminated involuntarily by his or her employer other than for Cause, then such Participant’s Awards shall have their vesting accelerated as to fifty percent (50%) of the Shares that are unvested as of the date of such termination of employment.

15.   Award Date of Grant.   The date of grant of an Award shall be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Participant within a reasonable time after the date of such grant.

16.   Amendment and Termination of the Plan.

(a)    Amendment and Termination No Repricing.   The Committee may at any time amend, alter, suspend or terminate the Plan, provided that the Board may not amend the Plan to permit the repricing, including by way of exchange, or acquisition for cash or other consideration of any Award without receiving prior stockholder approval.

(b)   Stockholder Approval.   The Company shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c)    Effect of Amendment or Termination.   No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Participant, unless mutually agreed otherwise between the

Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

17.   Conditions Upon Issuance of Shares.

(a)    Legal Compliance. Shares shall not be issued pursuant to the exercise or vesting of an Award unless the exercise or vesting of such Award and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b)   Investment Representations.   As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

18.   Inability to Obtain Authority.   The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

19.   Reservation of Shares.   The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

20.   Stockholder Approval.   The Plan shall be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted. Such stockholder approval shall be obtained in the manner and to the degree required under Applicable Laws.

MFIC CORPORATION

PROXY

THIS PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS OF MFIC CORPORATION

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement dated April 28, 2006 in connection with the Meeting to be held at 10:00 a.m. on Tuesday, June 20, 2006 at the offices of the Company located at 30 Ossipee Road, Newton, MA, 02464-9101 and hereby appoints Dennis Riordan, Controller of the Company, and Jack M. Swig, General Counsel of the Company, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the Common Stock of MFIC Corporation registered in the name provided herein which the undersigned is entitled to vote at the 2006 Annual Meeting of Stockholders, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in said Proxy.

WHEN EXECUTED THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR PROPOSALS 2 AND 3.

IN THEIR DISCRETION THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.

ELECTION OF DIRECTORS (OR IF ANY NOMINEE IS NOT AVAILABLE FOR ELECTION, SUCH SUBSTITUTE AS THE BOARD OF DIRECTORS MAY DESIGNATE)

NOMINEES: IRWIN J. GRUVERMAN, JAMES N. LITTLE, LEO PIERRE ROY, GEORGE UVEGES AND ERIC G. WALTERS

SEE REVERSE SIDE FOR OTHER PROPOSALS. If you wish to vote in accordance with the Board of Directors’ recommendations, just sign on the reverse side. You need not mark any boxes.

(SEE REVERSE SIDE)

PLEASE MARK VOTES AS IN THIS EXAMPLE ☒

The Board of Directors recommends a vote FOR Proposals 1, 2 and 3.

1.

ELECTION OF THE DIRECTORS NOMINATED BY THE CURRENT BOARD OF DIRECTORS, AS LISTED ON THE

REVERSE, FOR ☐ WITHHELD ☐

Withhold my vote from the nominees listed on the line above.

2.

Proposal to adopt the 2006 Stock Option Plan.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.

Proposal to ratify the Board of Directors’ appointment of Brown & Brown, LLP as the Company’s independent auditors for the fiscal year ending December 31, 2006.

☐ FOR	☐ AGAINST	☐ ABSTAIN

Please sign exactly as your name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

	Signature:	Date:

	Signature:	Date: